UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):

January 25, 2010

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e– 4(c))

Item 2.02.	Results of Operations and Financial Condition.

Graham Packaging Holdings Company (the “Company”) is filing this Current Report on Form 8-K to disclose preliminary unaudited financial information for the year ended December 31, 2009 included in the Registration Statement on Form S-1 of Graham Packaging Company Inc. (“GPC”), a parent entity of the Company, filed on the date hereof, relating to GPC’s contemplated initial public offering.

GPC currently estimates that its Adjusted EBITDA for the year ended December 31, 2009 was approximately $460 million, based on estimates for operating income of approximately $227 million, plus depreciation and amortization of approximately $159 million, asset impairment charges of approximately $41 million, monitoring fees of approximately $5 million, other non-cash charges of approximately $6 million, gain on debt extinguishment of $9 million and reorganization and other costs of $13 million. Adjusted EBITDA is defined as earnings or loss from continuing operations before interest expense, net; income tax provision; depreciation and amortization expense; asset impairment charges; the $5.0 million per year fee paid pursuant to the Fifth Amended and Restated Limited Partnership Agreement of Graham Packaging Holdings Company, dated as of February 2, 1998, and the Amended and Restated Monitoring Agreement, dated as of September 30, 2004, among the Company, Graham Packaging Company, L.P., Blackstone Management Partners III L.L.C. and Graham Alternative Investment Partners I; other non-cash charges; gain on debt extinguishment; and certain non-recurring charges.

The Company and GPC believe that the presentation of Adjusted EBITDA provides investors with a useful analytical indicator of performance. Additionally, the Company and GPC use Adjusted EBITDA as one of several measures in determining incentive compensation. Adjusted EBITDA is not intended to represent cash flow from operations as defined by generally accepted accounting principles and should not be used as an alternative to net income as an indicator of operating performance or to cash flow as a measure of liquidity. Because not all companies use identical calculations, these presentations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

This preliminary unaudited financial information for the year ended December 31, 2009 is derived from GPC’s preliminary internal financial reports and is subject to revision based on the completion of GPC’s year-end accounting and financial reporting processes necessary to finalize its financial statements as of and for the year ended December 31, 2009. The Company and GPC cannot offer any assurance that, upon completion of the audit of GPC’s financial statements as of and for the year ended December 31, 2009, the Company and GPC will not report results materially different than those set forth above.

The information contained under Item 2.02 in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing

FORWARD LOOKING STATEMENTS

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY

BCP/GRAHAM HOLDINGS L.L.C., ITS GENERAL PARTNER

Date: January 25, 2010	By:	/s/ THOMAS C. HALLOWELL
	Name:	Thomas C. Hallowell
	Title:	Assistant Secretary

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